Exhibit 10.2
AMENDMENT
dated as of November 16, 2005

MORGAN STANLEY & CO. INTERNATIONAL	and	MAVERICK TUBE CORPORATION
LIMITED (“MSIL”), represented by MORGAN		(“Maverick”)
STANLEY BANK (“MSB”) as its agent
have entered into a Transaction evidenced by a Warrants confirmation, dated as of November 9, 2005 (the “Confirmation”). Buyer under the Confirmation wishes to purchase additional Warrants from Seller thereunder. To effectuate this additional purchase, the parties hereby amend the Confirmation as set forth in this Amendment (this “Amendment”).
Accordingly, the parties agree as follows:—
1. Amendments
The Confirmation is amended, effective as of the date of this Amendment by:
          (a) increasing the Number of Warrants by 739,218, from 5,420,932 to 6,160,150; and
          (b) designating a second Premium Payment Date of November 18, 2005, on which Buyer will pay to Seller an additional Premium of USD 7,677,341.34.
Except as provided in this Amendment, all other terms and conditions of the Warrants remain the same.
2. Representations
Each party hereby repeats on the date hereof the representations made by it in the Confirmation (with references therein to the “Trade Date” deemed references to the date of this Amendment). Each party further represents to the other party that:—
(a) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(b) Powers. It has the power to execute and deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
(c) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(d) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
(e) Obligations Binding. Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(f) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event (each as defined in the 2002 ISDA Master Agreement referred to in the Confirmation) with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Amendment.
4. Early Unwind
     In the event the sale of Additional Securities (as defined in the Purchase Agreement (the “Purchase Agreement”) dated as of November 9, 2005 between Maverick and Morgan Stanley & Co. Incorporated) is not consummated with the initial purchasers for any reason by the close of business in New York on the Option Closing Date (as defined in the Purchase Agreement) or such later date as agreed upon by the parties (the Option Closing Date or such later date as agreed upon being the “Option Early Unwind Date”), this Amendment shall automatically terminate on the Option Early Unwind Date (the “Option Early Unwind”), and (i) the amendments to the Confirmation set forth in Section 1 hereof and all of the respective rights and obligations of MSIL and Maverick in connection therewith shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with such amendments either prior to or after the Option Early Unwind Date; provided that if the failure to consummate the sale of the Additional Securities results from a failure of any condition described in the final paragraph of Section 5 of the Purchase Agreement, Maverick shall reimburse MSIL for any costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with this Amendment (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position). The amount of any such reimbursement shall be determined by MSIL in its sole good faith discretion. MSIL shall notify Maverick of such amount, including reasonable detail regarding its determination of such amount, and Maverick shall pay such amount in immediately available funds on the Option Early Unwind Date. MSIL and Maverick represent and acknowledge to the other that, subject to the proviso included in this Section, upon an Option Early Unwind, all obligations with respect to this Amendment shall be deemed fully and finally discharged.
5. Role of Agent
     The provisions of Section 9(m) of the Confirmation regarding the role of MSB as agent are incorporated by reference herein.
6. Opinion
     Maverick shall deliver to MSIL an opinion of counsel, dated as of the date of this Amendment, with respect to the matters identified in Section 9(a) of the Confirmation as applied to this Amendment.
7. Miscellaneous
(a) Entire Agreement. The Confirmation and this Amendment constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.
(c) Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(d) Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.
(e) Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(f) Agreement Continuation. The Confirmation, as modified herein, shall continue in full force and effect. All references to the Confirmation in the Confirmation or any document related thereto shall for all purposes constitute references to the Confirmation as amended hereby.

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

MORGAN STANLEY & CO. INTERNATIONAL LIMITED		MAVERICK TUBE CORPORATION

By:		By:

	Authorized Signatory Name:		Authorized Signatory Name:

MORGAN STANLEY BANK, as agent

By:

Authorized Signatory Name: